Exhibit 1(a)

Execution Version

PRICING AGREEMENT

May 14, 2009

Barclays Capital Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities Inc.

BBVA Securities Inc.

Wachovia Capital Markets, LLC

As Representatives of the

several Underwriters named

in Schedule I hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

BBVA Securities Inc.

1345 Avenue of the Americas

New York, New York 10105

Wachovia Capital Markets, LLC

One Wachovia Center

301 S. College Street

Charlotte, North Carolina 28288

Ladies and Gentlemen:

WAL-MART STORES, INC., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 14, 2009 (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions were set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement (it being understood that each representation and warranty in Section 2 of the Underwriting Agreement that refers to the Pricing Prospectus or the Prospectus shall be deemed to be a representation or warranty as of the date of this Pricing Agreement in relation to the Pricing Prospectus or the Prospectus relating to the Designated Securities). Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to the Representatives named in Schedule II hereto (the “Representatives”). Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Prospectus (including, for the avoidance of doubt, a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amounts of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

2

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

WAL-MART STORES, INC.

By:	/s/ M. Brett Biggs
Name:	M. Brett Biggs
Title:	Senior Vice President, Corporate Finance and Assistant Treasurer

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall
Name:	Pamela Kendall
Title:	Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Marc Fratepietro
Name:	Marc Fratepietro
Title:	Managing Director

By:	/s/ R. Scott Flieger
Name:	R. Scott Flieger
Title:	Managing Director/Debt Capital Markets

J.P. MORGAN SECURITIES INC.

By:	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Vice President

BBVA SECURITIES INC.

By:	/s/ Howard Freeman
Name:	Howard Freeman
Title:	Chief Executive Officer

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Carolyn C. Hurley
Name:	Carolyn C. Hurley
Title:	Vice President

For themselves and as Representatives of the several Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Principal Amount of 3.20% Notes Due 2014 to be Purchased
Barclays Capital Inc.	$162,000,000
Deutsche Bank Securities Inc.	162,000,000
J.P. Morgan Securities Inc.	162,000,000
BBVA Securities Inc.	162,000,000
Wachovia Capital Markets, LLC	162,000,000
Banc of America Securities LLC.	10,000,000
Banca IMI S.p.A	10,000,000
BNP Paribas Securities Corp.	10,000,000
CastleOak Securities L.P.	10,000,000
Citigroup Global Markets Inc.	10,000,000
Credit Suisse Securities (USA) LLC	10,000,000
Dresdner Kleinwort Securities LLC	10,000,000
Goldman, Sachs & Co.	10,000,000
HSBC Securities (USA) Inc.	10,000,000
Mitsubishi UFJ Securities (USA) Inc.	10,000,000
Mizuho Securities USA Inc.	10,000,000
Morgan Stanley & Co. Incorporated	10,000,000
RBS Securities Inc.	10,000,000
Samuel A. Ramirez & Company, Inc.	10,000,000
Santander Investment Securities Inc.	10,000,000
Standard Chartered Bank	10,000,000
UBS Securities LLC.	10,000,000
U.S. Bancorp Investments Inc	10,000,000
Utendahl Capital Group, LLC	10,000,000

TOTAL	$1,000,000,000

ANNEX I - Page 1

SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

3.20% Notes Due 2014 (the “Notes”).

AGGREGATE PRINCIPAL AMOUNT:

$1,000,000,000.

PRICE TO PUBLIC:

99.987% of the principal amount.

PURCHASE PRICE TO UNDERWRITERS:

99.637% of the principal amount of the Notes, plus accrued interest, if any, from May 21, 2009; and the selling concession shall be 0.20% and the reallowance concession shall be 0.10%, in each case, of the principal amount of the Notes.

INDENTURE:

Indenture, dated as of July 19, 2005, as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, between the Company and The Bank of New York Trust Company, N.A., as Trustee.

MATURITY:

May 15, 2014.

INTEREST RATE:

3.20% from and including May 21, 2009.

INTEREST PAYMENT DATES:

May 15 and November 15 of each year, beginning on November 15, 2009.

INTEREST PAYMENT RECORD DATES:

May 1 and November 1 of each year.

REDEMPTION PROVISIONS:

No mandatory redemption provisions.

ANNEX I - Page 2

The Company may, at its option, redeem the Notes upon the occurrence of certain events relating to U.S. taxation as described under the caption “Description of the Debt Securities–Redemption upon Tax Event” in the Prospectus dated January 14, 2009 (the “Base Prospectus”) and under the caption “Description of the Notes–Redemption upon Tax Event” in the Prospectus Supplement dated the date hereof relating to the Notes (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

SINKING FUND PROVISIONS:

None.

OTHER PROVISIONS:

As to be set forth in the Prospectus.

TIME OF DELIVERY:

10:00 a.m. (New York City time) on May 21, 2009.

CLOSING LOCATION:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

BBVA Securities Inc.

1345 Avenue of the Americas

New York, New York 10105

ANNEX I - Page 3

Wachovia Capital Markets, LLC

One Wachovia Center

301 S. College Street

Charlotte, North Carolina 28288

ADDRESSES FOR NOTICES:

Barclays Capital Inc.

200 Park Avenue

New York, New York 100166

(facsimile: (212) 412-7035)

Attention: Fixed Income Syndicate

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

(facsimile: (212) 797-2202)

Attention: Debt Capital Markets Group

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10036

(facsimile: (212) 834-6081)

Attention: High Grade Syndicate Desk

BBVA Securities Inc.

1345 Avenue of the Americas

New York, New York 10105

(facsimile: (212) 258-2216)

Attention: Debt Capital Markets Americas

Wachovia Capital Markets, LLC

One Wachovia Center

301 S. College Street

Charlotte, North Carolina 28288

(facsimile: (704) 383-9165)

Attention: Transaction Management Department

APPLICABLE TIME

(For purposes of Sections 2(d) and 8(c) of the Underwriting Agreement):

2:35 p.m. (New York City time) on May 14, 2009.

ANNEX I - Page 4

LIST OF FREE WRITING PROSPECTUSES

(Pursuant to Section 2(f) of Underwriting Agreement):

Final Term Sheet, dated May 14, 2009, substantially in the form of Annex I hereto.

OTHER MATTERS:

(A)	In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter hereby represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Notes to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or (d) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive. The expression an “offer of the Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(B)	Each Underwriter hereby represents and agrees that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

ANNEX I - Page 5

(C)	Each Underwriter hereby represents and agrees that it has not offered or sold, and will not offer or sell, any Notes by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

(D)	The Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”) and each Underwriter hereby represents and agrees that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

(E)

Each Underwriter hereby represents and agrees that the Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore and, accordingly, the Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274

ANNEX I - Page 6

of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

(F)	Each Underwriter hereby represents and agrees that it has not offered, sold or delivered and will not offer, sell or deliver any of the Notes directly or indirectly or distribute the Pricing Prospectus, the Prospectus or any other offering material relating to the Notes in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the Underwriting Agreement and the Pricing Agreement.

(G)	The Underwriters hereby severally confirm, and the Company hereby acknowledges, that the sole information furnished in writing to the Company by, or on behalf of, the Underwriters specifically for inclusion in the Prospectus Supplement is as follows:

(1)	the names of the Underwriters on the front and back cover pages of the Prospectus Supplement;

(2)	the third paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning certain terms of the offering by the Underwriters;

(3)	the sixth paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning stabilization, overallotment and related activities by the Underwriters; and

(4)	the seventh paragraph of text under the caption “Underwriting” in the Prospectus Supplement relating to market-making activities by the Underwriters.

(H)	Standard Chartered Bank will provide to the Company a letter confirming the accuracy of the information contained in the fourteenth paragraph of text under the caption “Underwriting” in the Prospectus Supplement (i.e., that Standard Chartered Bank is not a U.S. registered broker-dealer and, therefore, will not effect any offers or sales of the Designated Securities in the United States or will do so through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority (“FINRA”)).

(I)	Banca IMI S.p.A will provide to the Company a letter confirming the accuracy of the information contained in the fourteenth paragraph of text under the caption “Underwriting” in the Prospectus Supplement (i.e., that Banca IMI S.p.A. is not a U.S. registered broker-dealer and, therefore, will not effect any offers or sales of the Designated Securities in the United States or will do so through one or more U.S. registered broker-dealers as permitted by FINRA regulations).

ANNEX I - Page 7

ANNEX I

FINAL TERM SHEET

Dated May 14, 2009

WAL-MART STORES, INC.

$1,000,000,000 3.20% Notes Due 2014

Name of Issuer:	Wal-Mart Stores, Inc.

Title of Securities:	3.20% Notes Due 2014 (the “Notes”)

Aggregate Principal Amount:	$1,000,000,000

Issue Price (Price to Public):	99.987% of principal amount

Maturity:	May 15, 2014

Coupon (Interest Rate):	3.20%

Benchmark Treasury:	U.S. Treasury 1.875% due April 30, 2014

Spread to Benchmark Treasury:	125 basis points

Benchmark Treasury Price and Yield:	99-20 1/4; 1.953%

Yield to Maturity:	3.203%

Interest Payment Dates:	May 15 and November 15 of each year, beginning on November 15, 2009

Interest Payment Record Dates:	May 1 and November 1 of each year

Redemption Provisions:	No mandatory redemption provisions

Wal-Mart may, at its option, redeem the Notes upon the occurrence of certain events relating to U.S. taxation

Sinking Fund Provisions:	None

Legal Format:	SEC registered

Net Proceeds to Wal-Mart (after underwriting discounts and commissions and before offering expenses):	$996,370,000

ANNEX I - Page 8

Settlement Date:	T + 5; May 21, 2009

Joint Book-Running Managers:	Barclays Capital Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
BBVA Securities Inc.
Wachovia Capital Markets, LLC

Selling Restrictions:	European Economic Area, United Kingdom, Hong Kong, Japan, Singapore

CUSIP:	931142 CQ4

ISIN:	US931142CQ45

Ratings: Ratings for Wal-Mart’s long-term debt securities: S&P, AA; Moody’s, Aa2; Fitch, AA; and DBRS, AA. Wal-Mart has applied for specific ratings for the Notes and expects that the ratings for the Notes will be the same as for Wal-Mart’s other long-term debt securities.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

The offer and sale of the Notes to which this final term sheet relates have been registered by Wal-Mart Stores, Inc. by means of a registration statement on Form S-3 (SEC File No. 333-156724).

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-227-2275, ext. 2663, Deutsche Bank Securities Inc. toll-free at 1-800-503-4611 or J.P. Morgan Securities Inc. collect at 1-212-834-4533.

ANNEX I - Page 9